Exhibit 99.1

iCAD Announces Board of Directors Transition

Dana Brown named Executive Chair of the Board

NASHUA, N.H. – January 11, 2023—iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today announced the appointment of Dana Brown as Executive Chair of the Board of Directors. Ms. Brown has been a non-executive board member since February 2022. Prior to joining iCAD’s board, Ms. Brown was the Senior Vice President, Chief Strategy and Operations Officer for Susan G. Komen®, the world’s leading nonprofit breast cancer advocacy organization.

“Looking ahead into 2023, key new strategic partnerships with leading organizations such as Google Health, Radiology Partners, the largest radiology practice in the country, and Solis Mammography, the largest independent provider of mammography and breast health services in the U.S., will be important to our continued growth, and we look forward to incorporating Ms. Brown’s unique insights as we work together to positively impact women’s lives around the world,” said iCAD’s President and CEO, Stacey Stevens. “I would also like to thank Timothy Irish for his significant contribution to the Company as Chairman of the Board of Directors over the past year, as he has worked closely with me to close some of the most meaningful partnerships in the company’s history. I look forward to continuing to work with him as part of the Board going forward, and as we continue to execute on our mission to elevate the quality of breast cancer screening worldwide.”

“I am honored and excited to continue to work alongside our President and CEO, Ms. Stevens, and the talented and passionate iCAD team, in this truly innovative organization,” said Ms. Brown. “iCAD’s people and its technology are valuable in the fight to improve outcomes and save more lives, and I look forward to working with the team to further the Company’s growth.”

A 30-year technology industry veteran, Ms. Brown is currently a strategic advisor at Susan G. Komen. She previously served as Senior Vice President, Chief Strategy and Operations Officer at Susan G. Komen and Senior Vice President and Chief Digital Officer at United Way Worldwide. Ms. Brown was also a founding team member of multiple successful ventures including co-founder and CMO for MetaSolv Software, CEO of Ipsum Networks and spent the early years of her career at Texas Instruments and Arthur Andersen.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD® is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com